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                             LOAN AGREEMENT (POOL B)

                           Dated as of March 28, 2002

                                     Between

                        CATELLUS DEVELOPMENT CORPORATION,

                             a Delaware corporation,

                                   as Borrower

                                       and

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

                             a New York corporation,

                                    as Lender

================================================================================

                             LOAN AGREEMENT (POOL B)

         THIS LOAN AGREEMENT (POOL B) (this "Agreement") is made this ____ day of March, 2002, by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("Lender").

                                    RECITALS:

                  A. Borrower and Lender have executed that certain Loan Application and Commitment Agreement dated March 19, 2002 (the "Pool B Application"), pursuant to which Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

                  B. In addition to the Pool B Application, Borrower and Lender have also executed that certain Loan Application and Commitment Agreement dated March 5, 2002 (the "Pool A Application"), pursuant to which Borrower desires to obtain the Pool A Loan (as hereinafter defined) from Lender; and

                  C. Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

         NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement and the other Loan Agreements, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE 1

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required, or unless the context clearly indicates a contrary intent:

                  "Adjusted Release Amount" shall mean, for each Individual Property, an amount equal to the sum of one hundred ten percent (110%) of the Pro-Rata Release Amount for such Individual Property plus a Prepayment Premium for the Pro-Rata Release Amount.

                  "Allocated Loan Proceeds" shall mean the amounts set forth in the column identified as such on Schedule I.

                  "Approved Expenses" shall mean those operating expenses that are customary and necessary to the normal operation of the Properties, specifically including but not limited to, security, building services, parking services, employee salaries and benefits, cleaning costs, all utilities, repairs and maintenance, insurance premiums, real estate taxes, and a market rate management fee.

                  "Assignment" shall have the meaning set forth in each of the Mortgages.

                  "Bankruptcy Code" means Title 11 of the United States Code.

                  "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required by Law to close in New York, New York.

                  "Correspondent" shall have the meaning set forth in Section
5.15 of this Agreement.

                  "Debt" shall mean the outstanding Principal, Interest, Late Charges, Prepayment Premium, Expenses, any additional advances made by Lender in connection with any of the Properties and/or the Loan and all other payments payable under the Loan Documents.

                  "Debt Service Coverage Ratio" shall mean the resulting ratio for the applicable period of Net Operating Income as compared to Debt Service Payments for the same period.

                  "Debt Service Payments" shall have the meaning set forth in the Note.

                  "Environmental Indemnity Agreement" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Environmental Laws" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Event of Default" shall have the meaning set forth in the provisions of the Article of each of the Mortgages entitled "Defaults and Remedies."

                  "Expenses" shall mean, collectively, the meaning set forth in each of the Mortgages.

                  "First Disbursement" shall mean the sum of $45,770,000.00.

                  "First Disbursement Closing Date" shall mean on or before March 29, 2002.

                  "First Disbursement Period" shall mean from the First Disbursement Closing Date until the Second Disbursement Closing Date.

                  "First Disbursement Properties" shall mean, collectively, each and every Individual Property, which is identified as a First Disbursement Property on Schedule I of this Agreement.

                  "Fixed Interest Rate" shall have the meaning set forth in the Note.

                  "Fixtures and Personal Property" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Ford" shall have the meaning set forth in Section 3.2(a) of this Agreement.

                  "Ford Expansion Parcel" shall have the meaning set forth in
Section 3.2(a) of this Agreement.

                  "Ford Partial Release" shall have the meaning set forth in
Section 3.2(a) of this Agreement.

                  "Ford Partial Release Property" shall have the meaning set forth in Section 3.2(a) of this Agreement.

                  "Ford Remainder Partial Release Property" shall have the meaning set forth in Section 3.2(a) of this Agreement.

                  "Government" shall mean any federal, state or municipal governmental or quasi-governmental authority including executive, legislative or judicial branch, division and any subdivision or agency of any of them and any entity to which any of them has delegated authority.

                  "Hazardous Substances" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Improvements" shall have the meaning set forth in the provisions of the Article of each of the Mortgages entitled "Granting Clauses" with respect to each Individual Property.

                  "Individual Property" shall mean each parcel(s) of Land, the Improvements thereon, and all "Property" thereto as described in the provisions of the Article of each of the Mortgages entitled "Granting Clauses," as encumbered by each Mortgage, and as listed and described in Schedule I of this Agreement.

                  "Interest" shall mean the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which could be deemed to be interest under Law.

                  "Kellogg" shall have the meaning set forth in Section 3.2(b) of this Agreement.

                  "Kellogg Expansion Parcel" shall have the meaning set forth in
Section 3.2(b) of this Agreement.

                  "Kellogg Partial Release" shall have the meaning set forth in
Section 3.2(b) of this Agreement.

                  "Kellogg Partial Release Property" shall have the meaning set forth in Section 3.2(b) of this Agreement.

                  "Kellogg Remainder Partial Release Property" shall have the meaning set forth in Section 3.2(b) of this Agreement.

                  "Land" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Late Charges" shall have the meaning set forth in the Note.

                  "Law" is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect any of the Properties, Borrower and/or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

                  "Lease" shall mean all present and future leases, subleases, licenses and other agreements for the use and occupancy of an Individual Property, any related guarantees and including any use and occupancy arrangements created pursuant to Section 365 (h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Individual Property.

                  "Leasing LC" shall have the meaning set forth in Section 3.4 of this Agreement.

                  "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "Letter of Credit Agreement" shall have the meaning set forth in Section 3.4.

                  "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Loan" shall mean the $166,880,000.00 loan made by Lender to Borrower pursuant to this Agreement and the Loan Documents, being collectively the First Disbursement and, if made and advanced, the Subsequent Disbursements.

                  "Loan Documents" shall mean, collectively, this Agreement, the Note, each of the Mortgages, each of the Assignments, if required, the Letter of Credit Agreement, and all documents now or hereafter executed by Borrower or held by Lender or Trustee relating to the Loan, including all amendments thereto but excluding each Environmental Indemnity Agreement and any indemnities or guaranties delivered in connection with the Loan.

                  "Maturity Date" shall have the meaning set forth in the Note.

                  "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (or Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement), dated the First Disbursement Closing Date, the Second Disbursement Closing Date, or the Third Disbursement Closing Date, as applicable, executed and delivered by Borrower (and all Subsidiaries having an interest in the Individual Property) to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Mortgages" shall mean, collectively, each and every Mortgage.

                  "Net Operating Income" shall mean, for the period in question, projected or actual, as applicable, rents from tenants under Leases and payments in the nature of rents derived from the Properties (including tenant reimbursements under the Leases but excluding lease termination fees), less Approved Expenses for that period, all as approved by Lender.

                  "Note" shall mean that certain Promissory Note, dated as of the date hereof, in the principal amount of One Hundred Sixty-Six Million Eight Hundred Eighty Thousand and No/100 Dollars ($166,880,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Notice Date" shall have the meaning set forth in Section 3.1 of this Agreement.

                  "Notices" shall have the meaning set forth in Section 4.1 of this Agreement.

                  "Obligations" shall mean, collectively, the meaning set forth in each of the Mortgages.

                  "Permitted Transfer" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion. Each Physical Conditions Report shall be based upon physical inspection(s) of the Improvements and upon review(s) of the final plans and specifications for the Improvements.

                  "Pool A Application" shall have the meaning set forth in Recital A of this Agreement.

                  "Pool A Loan" shall mean the $101,780,000.00 loan made pursuant to the Pool A Application.

                  "Pool B Application" shall have the meaning set forth in Recital B of this Agreement.

                  "Prepayment Premium" shall have the meaning set forth in the Note.

                  "Principal" shall have the meaning set forth in the Note, being, collectively, the First Disbursement and, if made and advanced, the Second Disbursement, and, if made and advanced, the Third Disbursement.

                  "Pro-Rata Release Amount" shall mean, for each Individual Property, the product of (a) the quotient obtained by dividing the Allocated Loan Proceeds for such Individual Property by the Allocated Loan Proceeds for all of the Individual Properties not yet released (including the Individual Property being released), and (b) the sum of the then outstanding Principal of the Loan.

                  "Properties" shall mean, collectively, each and every Individual Property.

                  "Property Documents" shall have the meaning set forth in
Section 3.3(f).2 of Schedule III of this Agreement.

                  "Release" shall have the meaning set forth in Section 3.1 of this Agreement.

                  "Release Notice" shall have the meaning set forth in Section
3.1 of this Agreement.

                  "Release Property" shall have the meaning set forth in Section
3.1 of this Agreement.

                  "Second Disbursement" shall mean the sum of $94,560,000.00.

                  "Second Disbursement Closing Date" shall mean on or before July 1, 2002.

                  "Second Disbursement Period" shall mean from the First Disbursement Closing Date until the Third Disbursement Closing Date.

                  "Second Disbursement Properties" shall mean, collectively, each and every Individual Property, which is identified as a Second Disbursement Property on Schedule I of this Agreement.

                  "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

                  "Subordinate Loan" shall have the meaning set forth in the
Section 12.4 of each of the Mortgages.

                  "Subsequent Disbursements" shall mean, collectively, the Second Disbursement and the Third Disbursement.

                  "Subsequent Disbursement Properties" shall mean, collectively, each and every Individual Property, which is identified as a Second Disbursement Property or a Third Disbursement Property within Schedule I of this Agreement.

                  "Subsidiaries" shall mean the following wholly-owned subsidiaries of Borrower: (i) Catellus Westminster Company, LLC, a Delaware limited liability company, (ii) SF Pacific Properties Inc., a Delaware corporation, (iii) Catellus Commercial Group, LLC, a Delaware limited liability company, and (iv) shall include any wholly-owned subsidiary of Borrower that subsequently obtains an ownership interest in any of the Properties as a result of a Permitted Transfer.

                  "Substituted Property" shall have the meaning set forth in
Section 3.3 of this Agreement.

                  "Substitution" shall have the meaning set forth in Section 3.3 of this Agreement.

                  "Substitution Conditions" shall have the meaning set forth in
Schedule III of this Agreement.

                  "Substitution Property" shall have the meaning set forth in
Section 3.3 of this Agreement.

                  "Substitution Properties" shall have the meaning set forth in
Section 3.3 of this Agreement.

                  "Survey" shall mean an ALTA survey of an Individual Property prepared by a surveyor licensed in its State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender and its title insurers.

                  "Taxes" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "Third Disbursement" shall mean the sum of $26,550,000.00.

                  "Third Disbursement Closing Date" shall mean on or before September 30, 2002.

                  "Third Disbursement Properties" shall mean, collectively, each and every Individual Property, which is identified as a Third Disbursement Property on Schedule I of this Agreement.

                  "Title Insurance Policies" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in form acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender), issued with respect to such Individual Property, and insuring the first priority lien of the Mortgage encumbering such Individual Property, including such reinsurance and endorsements, including zoning compliance and subdivision compliance, if a letter from the public agency responsible for zoning matters in a form acceptable to Lender cannot be obtained, as Lender deems necessary, issued by a title insurance company approved by Lender, and excluding any creditors' rights exceptions or exclusions.

                  "Trustee" shall have the meaning set forth in each of the Mortgages with respect to each Individual Property.

                  "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

                  Section 1.2. Miscellaneous/Principles of Construction.

                       (a) References in this Agreement to numbered Articles or Sections are references to the Articles and Sections of this Agreement. References in this Agreement to any numbered or lettered Exhibits or Schedules are references to the Schedules attached to this Agreement, all of which are incorporated in and constitute a part of this Agreement. Article, Section, Exhibit and Schedule captions used in this Agreement are for reference only and do not describe or limit the substance, scope or intent of this Agreement or the individual Articles, Sections, Exhibits or Schedules of this Agreement.

                       (b) The terms "include," "including" and similar terms are construed as if followed by the phrase "without limitation."

                       (c) The terms "Land," "Improvements," "Fixtures and Personal Property," and "Properties" are construed as if followed by the phrase "or any part thereof."

                       (d) Any agreement by or duty imposed on Borrower in this Agreement to perform any obligation or to refrain from any act or omission will inure to the benefit of Lender and its successors, assigns and all subsequent holders of the Note and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Properties, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

                       (e) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

                       (f) The terms "person", "party" and "entity" include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

                       (g) The term "provisions" includes terms, covenants, conditions, agreements and requirements.

                       (h) Any reference to "bankruptcy" shall include bankruptcy proceedings, reorganization proceedings, and general assignments for the benefit of creditors.

                       (i) The term "amend" includes modify, supplement, renew, extend, replace or substitute and the term "amendment" includes modification, supplement, renewal, extension, replacement and substitution.

                       (j) Reference to any specific Law or to any document or agreement, including any of the Loan Documents and the Leases, includes any future amendments to the Law, document or agreement, as the case may be.

                       (k) The term "certificate" means the sworn statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is "certified" means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified. In all instances the entity issuing a certificate must be satisfactory to Lender.

                       (l) Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

                       (m) All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

                       (n) The unmodified word "days" means calendar days.

                                   ARTICLE II

                                  GENERAL TERMS

                  Section 2.1. Loan Commitment; Disbursement to Borrower. Subject to, and in accordance with, the provisions of the Pool B Application, Lender hereby agrees to make, and Borrower hereby agrees to accept, the Loan, being comprised of the First Disbursement, the Second Disbursement, and the Third Disbursement, at the First Disbursement Closing Date, at the Second Disbursement Closing Date, and at the Third Disbursement Closing Date, as applicable.

                  Section 2.2. Use of Proceeds. Borrower shall use the proceeds of the Loan as set forth in Schedule II.

                  Section 2.3.      Loan Payment.

                       (a) Notwithstanding Section 1(a) of the Note, Lender and Borrower acknowledge and agree that (i) on April 1, 2002, Borrower will make a payment of accrued interest on the First Disbursement at the Fixed Interest Rate, and (ii) until the Second Disbursement is made and advanced by Lender, Borrower will make monthly installment payments, on the first day of the second calendar month following the First Disbursement Closing Date and on the first day of each succeeding calendar month through and including the earlier of the Second Disbursement Closing Date (if the Second Disbursement is made and advanced) or the Maturity Date, each in the amount of Three Hundred Six Thousand Forty-Eight and 73/100 Dollars ($306,048.73), each of which will be applied first to accrued interest at the Fixed Interest Rate and then to Principal.

                       (b) Notwithstanding Section 1(a) of the Note and Section 2.3(a) of this Agreement, if Lender makes and advances the Second Disbursement, Lender and Borrower acknowledge and agree that (i) on the first day of the first calendar month following the Second Disbursement Closing Date, Borrower will make a payment of (A) accrued interest on the Second Disbursement at the Fixed Interest Rate, plus (B) Three Hundred Six Thousand Forty-Eight and 73/100 Dollars ($306,048.73), and (ii) Borrower will make monthly installment payments, on the first day of the second calendar month following the Second Disbursement Closing Date and on the first day of each succeeding calendar month through and including the earlier of the Third Disbursement Closing Date (if the Third Disbursement is made and advanced) or the Maturity Date, each in the amount of
(A) accrued interest on the consolidated outstanding Principal (which shall include the then outstanding principal balance of the First Disbursement and the Second Disbursement) at the Fixed Interest Rate, plus (B) an amount equal to the consolidated outstanding Principal (which shall include the then outstanding principal balance of the First Disbursement and the Second Disbursement) amortized over thirty (30) years less the First Disbursement Period, each of which will be applied first to accrued interest at the Fixed Interest Rate and then to Principal.

                       (c) Notwithstanding Section 1(a) of the Note and Section 2.3(b) of this

Agreement, if Lender makes and advances the Third Disbursement, Lender and Borrower acknowledge and agree that (i) on the first day of the first calendar month following the Third Disbursement Closing Date, Borrower will make a payment of (A) accrued interest on the Third Disbursement at the Fixed Interest Rate, plus (B) an amount equal to an amount determined pursuant to Section 1(b)(ii) of this Agreement, and (ii) Borrower will make monthly installment payments, on the first day of the second calendar month following the Third Disbursement Closing Date and on the first day of each succeeding calendar month through and including the Maturity Date, each in the amount of (A) accrued interest on the consolidated outstanding Principal (which shall include the then outstanding principal balance of the First Disbursement, the Second Disbursement, and the Third Disbursement) at the Fixed Interest Rate, plus (B) an amount equal to the consolidated outstanding Principal (which shall include the then outstanding principal balance of the First Disbursement, the Second Disbursement, and the Third Disbursement) amortized over thirty (30) years less the Second Disbursement Period, each of which will be applied first to accrued interest at the Fixed Interest Rate and then to Principal.

                       (d) After each of the Subsequent Disbursements, or if either of the Subsequent Disbursements is not made and advanced, if requested by Lender, Borrower shall execute and deliver an amended and restated Note to evidence the Loan and the monthly installment payments as determined herein.

                  Section 2.4. Borrower's Representations. (a) Borrower will not be rendered insolvent under the definitions of the Bankruptcy Code due to a transfer involved in the Loan or the Pool A Loan, (b) the making of the Loan and the Pool A Loan will benefit the Subsidiaries, at least to the extent that (i) the encumbrances on all Individual Properties in which the Subsidiaries have an ownership interest, and (ii) other expenses (including the cost to complete construction) with respect to an Individual Property, are paid with the proceeds of the Loan (but not in excess of the value of the Subsidiaries' interest in any such Individual Property), and (c) the proceeds of the Loan will be distributed in accordance with Schedule II of this Agreement.

                                   ARTICLE III

                               SPECIAL PROVISIONS

                  Section 3.1. Release of Individual Properties. After the first day of the twenty-fifth (25th) month following the First Disbursement Closing Date, not more than twice in a calendar year, and not more than an aggregate of four (4) times during the term of the Loan (total for both this Loan and for releases under the Pool A Loan), Borrower shall have the right to pay an Adjusted Release Amount for an Individual Property (the "Release Property"), and obtain a release of the Release Property from the Lien of the Mortgage thereon and from Borrower's obligations under the Loan Documents (other than those expressly stated to survive) with respect to such Individual Property (collectively, a "Release"), subject to satisfaction of the following to the sole satisfaction of Lender:

                       (a) the outstanding Debt divided by the then current appraised value of the remaining Properties, based upon then current appraisals satisfactory to Lender in its sole discretion, shall not exceed three-quarters (0.75), and the resulting annualized Debt Service Coverage Ratio for the Loan (for the 12-month period commencing on the date of the proposed Release) shall be equal to or greater than that which existed prior to the Release;

                       (b) Borrower shall pay all Lender's costs, including, but not limited to, third party reports, reasonable attorneys' fees, fees related to appraisers, engineers, architects and consultants, recording costs, costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with any such Release, and a fee of $20,000.00, payable concurrently with delivery of the Release Notice (regardless of the number of Properties released);

                       (c) not less than ninety (90) days prior to the date of a requested Release (the "Notice Date"), Borrower shall deliver to Lender a notice (the "Release Notice") setting forth, among other things, the proposed date of the Release. If the Release Property is operationally-integrated with any adjacent properties, the Release Notice shall include: (i) a current Survey of the Release Property and the adjacent properties, together with legal descriptions for the Release Property and the adjacent properties, and a plot plan of the Release Property showing building integration, if any, with adjacent properties; (ii) the name of the proposed transferee; (iii) the intended use of the Release Property; and (iv) all such other information as necessary for Lender to consider the proposed Release;

                       (d) there shall be no Event of Default as of either the Notice Date or the date of the Release;

                       (e) to the extent that the Release Property is operationally-integrated with other Properties, Borrower shall deliver to Lender evidence satisfactory to Lender that Borrower has complied with any requirements of all documents relating to the Release Property and such other Properties, including those related to Leases and Liens (including any written consents required thereunder), and, to the extent necessary to comply thereunder, the transferee has assumed all of Borrower's obligations relating to the Release Property thereunder;

                       (f) Borrower shall have delivered to Lender endorsements to the Title Insurance Policies satisfactory to Lender that (i) extend the effective date of such policies to the effective date of the Release; (ii) confirm that there shall be no change in the priority of the Lien of the Mortgages or in the amount of coverage; (iii) confirm that the title insurers issuing the Title Insurance Policies consent to the Release; (iv) waive any defense that such title insurers may have as a result of the Release; and (v) to the extent of the then current appraised value of the Release Property, waive any right of subrogation;

                       (g) Borrower shall have delivered to Lender evidence satisfactory to Lender that the Release Property and the balance of the Properties each separately conforms to and is in compliance with Laws and, to the extent the Release Property is integrated with adjacent, remaining Properties, such other adjacent parcels (i) are each self-contained units, (ii) have direct on-site connection to all utilities and direct access to one or more public streets; (iii) have adequate parking as required by the Loan Documents; and (iv) constitute a separate tax lots;

                       (h) at Borrower's sole cost, Borrower shall have delivered to Lender all other information, approvals, and documents reasonably required by Lender with respect to the Release, and Borrower shall execute, acknowledge and deliver all documents and agreements reasonably required by Lender to evidence the Release and to otherwise acknowledge and confirm Borrower's obligations under the Loan Documents and all documents and agreements executed and delivered in connection with Loan including the Environmental Indemnity Agreement for the Release Property; and

                       (i) Borrower shall have delivered to Lender evidence satisfactory to Lender, at the time of the Release, that the lien of the Subordinate Loan is released from the Release Property and that the Subordinate Loan has been reduced in the amount of the Subordinate Loan allocated to the Release Parcel.

                  Section 3.2.      Partial Release.

                       (a) With respect to that certain Individual Property identified on Schedule I as the Ford Partial Release Property (the "Ford Partial Release Property"), if the space tenant therein, Ford Motor Company ("Ford"), under that certain Build to Suit Industrial Triple Net Lease dated October 11, 2001 between Borrower and Ford, fails to exercise its option to expand its premises on or before the last day of the 62nd month of the initial term of its lease, as described above, Lender shall consent to the release of that certain approximately 6.9 acre parcel which is the subject of such option (the "Ford Expansion Parcel") from the Lien of the Mortgage for the Ford Partial Release Property (the "Ford Partial Release"), subject to satisfaction of the following to the sole satisfaction of Lender:

                            (i) Borrower shall pay all Lender's costs,
including, but not limited to, third party reports, reasonable attorneys' fees, fees related to appraisers, engineers, architects and consultants, recording costs, costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with the Ford Partial Release, and a fee of $10,000.00, payable concurrently with Borrower's request for Lender's consent to the Ford Partial Release;

                            (ii) not less than ninety (90) days prior to the
date of the Ford Partial Release, Borrower shall have delivered to Lender a notice setting forth (i) the proposed date of the Ford Partial Release; (ii) the name of the proposed transferee, if any; (iii) the intended use of the Ford Expansion Parcel; (iv) an estoppel certificate from Ford confirming that it has elected not to exercise its option to expand with respect to the Ford Expansion Parcel, (iv) a lot line adjustment, subdivision map or other evidence that the remainder of the Ford Partial Release Property (the "Ford Remainder Partial Release Property") and the Ford Expansion Parcel are each a separate legal parcel, and (v) all such other information as reasonably necessary for Lender to consider the proposed Ford Partial Release. If the operation of the Ford Expansion Parcel is integrated with other adjacent parcels (including the Ford Remainder Partial Release Property), the notice will be accompanied by a survey of the Ford Remainder Partial Release Property and the Ford Expansion Parcel together with legal descriptions of both, and a plot plan of the Ford Remainder Partial Release Property showing building integration, if any, with adjoining improvements. If the Ford Expansion Parcel is to be transferred to a third party, Borrower shall deliver economic or financial information relating to any proposed transferee and a copy of the contract of sale or ground lease, as applicable;

                            (iii) there shall be no Event of Default as of
either the Ford Partial Release notice date or the date of the Ford Partial Release;

                            (iv) Borrower shall have delivered to Lender
evidence satisfactory to Lender that Borrower has complied with any requirements of Property Documents or Leases relating to the Ford Partial Release Property (including the Ford Expansion Parcel), that the Ford Partial Release does not violate any of the provisions of the Property Documents or the Leases relating to the Ford Partial Release Property (including the Ford Expansion Parcel), and, that, to the extent necessary to comply therewith, the transferee, if any, has assumed all of Borrower's obligations relating to the Ford Expansion Parcel thereunder;

                            (v) Borrower shall have delivered to Lender an
endorsement to the Title Insurance Policies satisfactory to Lender that (i) extend the effective date of such policies to the effective date of the Ford Partial Release; (ii) confirm that there shall be no change in the priority of the Lien of the Mortgages or in the amount of coverage; (iii) confirm that the title insurers issuing the Title Insurance Policies consent to the Ford Partial Release; (iv) waive any defense that the title insurers may have as a result of the Ford Partial Release; (v) to the extent of the then current appraised value of the Ford Expansion Parcel, waive any right of subrogation; and (vi) confirm that the Ford Remainder Partial Release Property constitutes a separate legal parcel and a separate tax lot (subject to the provisions of Subsection (k) below);

                            (vi) not less than ten (10) days prior to the date
of the Ford Partial Release, Borrower shall have delivered to Lender any consents to the Ford Partial Release required by entities (i) holding Liens affecting the Ford Partial Release Property or holding any other interest in the Ford Partial Release Property as required by documents granting any lien or (ii) that would otherwise be negatively affected by the Ford Partial Release, including parties to any secondary financing, Property Documents or to any Leases;

                            (vii) Borrower shall have delivered to Lender
evidence satisfactory to Lender that the Ford Remainder Partial Release Property and the Ford Expansion Parcel each separately conforms to and is in compliance with Laws and that Ford Remainder Partial Release Property is a self-contained property, having direct on-site connection to all utilities and direct access to one or more public streets;

                            (viii) Borrower shall have delivered to Lender a
fully executed amendment satisfactory to Lender to each reciprocal easement agreement affecting the Ford Remainder Partial Release Property that joins the transferee, if any, of the Ford Expansion Parcel as a party to each agreement and that provides for any additional easements, restrictions and payment obligations that Lender deems reasonably necessary for the continued operation and maintenance of the Ford Remainder Partial Release Property;

                            (ix) Borrower shall have delivered to Lender
evidence
satisfactory to Lender that after the Ford Partial Release, Borrower will continue to provide the parking areas for the Ford Remainder Partial Release Property as required by the Loan Documents;

                            (x) Borrower shall have delivered to Lender copies
of fully executed documents evidencing the transfer and/or ground lease, as applicable, of the Ford Expansion Parcel as provided in Subsection (b) above; and

                            (xi) Borrower shall have delivered to Lender any
other information, approvals and documents reasonably required by Lender relating to the Ford Partial Release, including without limitation, if the separate tax lot endorsement required in Subsection (e) above cannot be obtained, (i) evidence reasonably satisfactory to Lender that separate tax lots for the Ford Remainder Partial Release Property and for the Ford Expansion Parcel will be created by the taxing authority within a reasonable period of time after the Ford Partial Release, and (ii) an escrow for Taxes, upon provisions satisfactory to Lender, for the entire Ford Remainder Partial Release Property and the Ford Expansion Parcel.

                      (b) With respect to that certain Individual Property identified on Schedule I as the Kellogg Partial Release Property (the "Kellogg Partial Release Property"), if the space tenant therein, Kellogg's USA Inc. ("Kellogg"), under that certain Build to Suit Industrial Triple Net Lease dated August 31, 2001 between Borrower and Kellogg, fails to exercise its option to expand its premises on or before the first day of the last year of the initial term of its lease, as described above, Lender shall consent to the release of that certain approximately 6.62 acre parcel which is the subject of such option (the "Kellogg Expansion Parcel") from the Lien of the Mortgage for the Kellogg Partial Release Property (the "Kellogg Partial Release"), subject to satisfaction of the following to the sole satisfaction of Lender:

                            (i) Borrower shall pay all Lender's costs,
including, but not limited to, third party reports, reasonable attorneys' fees, fees related to appraisers, engineers, architects and consultants, recording costs, costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with the Kellogg Partial Release, and a fee of $10,000.00, payable concurrently with Borrower's request for Lender's consent to the Kellogg Partial Release;

                            (ii) not less than ninety (90) days prior to the
date of the Kellogg Partial Release, Borrower shall have delivered to Lender a notice setting forth (i) the proposed date of the Kellogg Partial Release; (ii) the name of the proposed transferee, if any; (iii) the intended use of the Kellogg Expansion Parcel; (iv) an estoppel certificate from Kellogg confirming that it has elected not to exercise its option to expand with respect to the Kellogg Expansion Parcel, (iv) a lot line adjustment, subdivision map or other evidence that the remainder of the Kellogg Partial Release Property (the "Kellogg Remainder Partial Release Property") and the Kellogg Expansion Parcel are each a separate legal parcel, and (v) all such other information as reasonably necessary for Lender to consider the proposed Kellogg Partial Release. If the operation of the Kellogg Expansion Parcel is integrated with other adjacent parcels (including the Kellogg Remainder Partial Release Property), the notice will be accompanied by a survey of the Kellogg Remainder Partial Release Property and the Kellogg

Expansion Parcel together with legal descriptions of both, and a plot plan of the Kellogg Remainder Partial Release Property showing building integration, if any, with adjoining improvements. If the Kellogg Expansion Parcel is to be transferred to a third party, Borrower shall deliver economic or financial information relating to any proposed transferee and a copy of the contract of sale or ground lease, as applicable;

                            (iii) there shall be no Event of Default as of
either the Kellogg Partial Release notice date or the date of the Kellogg Partial Release;

                            (iv) Borrower shall have delivered to Lender
evidence satisfactory to Lender that Borrower has complied with any requirements of Property Documents or Leases relating to the Kellogg Partial Release Property (including the Kellogg Expansion Parcel), that the Kellogg Partial Release does not violate any of the provisions of the Property Documents or the Leases relating to the Kellogg Partial Release Property (including the Kellogg Expansion Parcel), and, that, to the extent necessary to comply therewith, the transferee, if any, has assumed all of Borrower's obligations relating to the Kellogg Expansion Parcel thereunder;

                            (v) Borrower shall have delivered to Lender an
endorsement to the Title Insurance Policies satisfactory to Lender that (i) extend the effective date of such policies to the effective date of the Kellogg Partial Release; (ii) confirm that there shall be no change in the priority of the Lien of the Mortgages or in the amount of coverage; (iii) confirm that the title insurers issuing the Title Insurance Policies consent to the Kellogg Partial Release; (iv) waive any defense that the title insurers may have as a result of the Kellogg Partial Release; (v) to the extent of the then current appraised value of the Kellogg Expansion Parcel, waive any right of subrogation; and (vi) confirm that the Kellogg Remainder Partial Release Property constitutes a separate legal parcel and a separate tax lot (subject to the provisions of Subsection (k) below);

                            (vi) not less than ten (10) days prior to the date
of the Kellogg Partial Release, Borrower shall have delivered to Lender any consents to the Kellogg Partial Release required by entities (i) holding Liens affecting the Kellogg Partial Release Property or holding any other interest in the Kellogg Partial Release Property as required by documents granting any lien or (ii) that would otherwise be negatively affected by the Kellogg Partial Release, including parties to any secondary financing, Property Documents or to any Leases;

                            (vii) Borrower shall have delivered to Lender
evidence satisfactory to Lender that the Kellogg Remainder Partial Release Property and the Kellogg Expansion Parcel each separately conforms to and is in compliance with Laws and that Kellogg Remainder Partial Release Property is a self-contained property, having direct on-site connection to all utilities and direct access to one or more public streets;

                            (viii) Borrower shall have delivered to Lender a
fully executed amendment satisfactory to Lender to each reciprocal easement agreement affecting the Kellogg Remainder Partial Release Property that joins the transferee, if any, of the Kellogg Expansion Parcel as a party to each agreement and that provides for any additional easements, restrictions and payment obligations that Lender deems reasonably necessary for the continued operation and maintenance of the Kellogg Remainder Partial Release Property;

                            (ix) Borrower shall have delivered to Lender
evidence satisfactory to Lender that after the Kellogg Partial Release, Borrower will continue to provide the parking areas for the Kellogg Remainder Partial Release Property as required by the Loan Documents;

                            (x) Borrower shall have delivered to Lender copies
of fully executed documents evidencing the transfer and/or ground lease, as applicable, of the Kellogg Expansion Parcel as provided in Subsection (b) above; and

                            (xi) Borrower shall have delivered to Lender any
other information, approvals and documents reasonably required by Lender relating to the Kellogg Partial Release, including without limitation, if the separate tax lot endorsement required in Subsection (e) above cannot be obtained, (i) evidence reasonably satisfactory to Lender that separate tax lots for the Kellogg Remainder Partial Release Property and for the Kellogg Expansion Parcel will be created by the taxing authority within a reasonable period of time after the Kellogg Partial Release, and (ii) an escrow for Taxes, upon provisions satisfactory to Lender, for the entire Kellogg Remainder Partial Release Property and the Kellogg Expansion Parcel.

                  Section 3.3. Substitution of Collateral. After the first day of the twenty-fifth (25th) month following the First Disbursement Closing Date, not more than twice in a calendar year, and not more than an aggregate of five
(5) times during the term of the Loan (total for both this Loan and for substitutions under the Pool A Loan). Borrower shall have the right to grant a Lien in favor of Lender (and add an "Individual Property" under the Loan Documents) encumbering certain of Borrower's properties (other than a then existing Individual Property) (the "Substitution Property") and obtain a release of an Individual Property (the "Substituted Property," and collectively, along with the Substitution Property, the "Substitution Properties") from the Lien of the Mortgage thereon and from Borrower's obligations under the Loan Documents (other than those expressly stated to survive) with respect to such Substituted Property (collectively, a "Substitution"), subject to satisfaction of the following to the sole satisfaction of Lender:

                       (a) each Substitution shall consist of not more than five
(5) then existing Individual Properties, and all Substitutions, in the aggregate, shall consist of not more than fifteen (15) Individual Properties (including substituted properties under the Pool A Loan);

                       (b) Lender shall receive at least ninety (90) days prior written notice of the proposed Substitution, which notice will contain sufficient documentation to enable Lender to determine whether the conditions set forth herein have been satisfied;

                       (c) there shall be no Event of Default as of either the date of notice of the proposed Substitution or the date of the Substitution;

                       (d) the then current appraised value of the Substitution Property must equal or exceed the then current appraised value of the Substituted Property, the Substitution

Property shall be at least 93% fully leased and occupied with tenants in possession and paying rent under Leases reasonably acceptable to Lender, and the Substitution Property shall be similar or better, with respect to product type, age, building construction design and quality, and tenant quality, as compared to the Substituted Property;

                       (e) the resulting annualized Debt Service Coverage Ratio calculated only with respect to the Substitution Property (for the 12-month period commencing on the date of the proposed Substitution) shall be equal to or greater than the annualized Debt Service Coverage Ratio calculated only with respect to the Substituted Property (for the 12-month period commencing on the date of the proposed Substitution);

                       (f) Borrower will comply with each and every provision set forth in Schedule III attached hereto to the sole satisfaction of Lender, and each Substitution Property shall satisfy Lender's then existing underwriting criteria pertaining to, without limitation, leasing, tenant-credit, tenant-quality, tenant-identification, insurance coverage, and lease-expiration;

                       (g) Borrower shall have delivered to Lender Title Insurance Policies satisfactory to Lender for the Substitution Property and endorsements to the Title Insurance Policies for all Properties satisfactory to Lender that (i) add the Substitution Property thereunder; (ii) extend the effective date of such policies to the effective date of the Substitution; (iii) confirm that there shall be no change in the priority of the Lien of the Mortgages (including a first Lien of the Mortgage for the Substitution Property); (iv) confirm that the title insurers issuing the Title Insurance Policies consent to the Substitution; (v) waive any defense that such title insurers may have as a result of the Substitution; and (vi) to the extent of the then current appraised value of the Substituted Property, waive any right of subrogation;

                       (h) Borrower shall pay for all of Lender's costs, including, but not limited to, third party reports, reasonable attorneys' fees, title, survey, engineering and environmental costs and charges, fees related to appraisers, engineers, architects and consultants, recording costs and costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with any such Substitution;

                       (i) Neither the Laws of the State where the Substitution Property is located nor the ownership structure of the Substitution Property shall, in Lender's sole opinion, increase the risks associated with Lender's ability to enforce its rights and remedies under the Mortgages related to any or all anti-deficiency statutes or single-action legislation;

                       (j) Borrower shall pay Lender a fee of $20,000.00 per each separate property as may be part of a Substitution Property (which shall be payable per, and along with, each request for a Substitution), but which shall not exceed $50,000.00 per Substitution;

                       (k) Borrower shall execute, acknowledge and deliver all documents and agreements reasonably required by Lender to evidence any Substitution and to otherwise acknowledge and confirm Borrower's obligations under the Loan Documents and all documents and agreements executed and delivered in connection with Loan, including CDC's obligations under the Environmental Indemnity Agreement for the Substitution Properties, the limitation of liability provisions of Article XV of the Mortgage for the Substituted Property, and any contribution agreement executed and delivered in connection with the Loan; and

                       (l) If the owner of the Substitution Property is a permitted wholly-owned subsidiary of CDC, CDC shall deliver to Lender (A) an instrument, satisfactory to Lender, from CDC guaranteeing the Environmental Indemnity Agreement for the Substitution Property, (B) an instrument, satisfactory to Lender, from CDC guaranteeing the limitation of liability provisions of Article XV of the Mortgage for the Substitution Property, and (C) all documents and agreements reasonably required by Lender to, among other things, evidence CDC's guarantee of all obligations with respect to the Substitution and to include the proposed transferee within any contribution agreement executed and delivered in connection with the Loan.

                       (m) Borrower shall have delivered to Lender evidence satisfactory to Lender that, at the time of the Substitution, that (A) the lien of the Subordinate Loan is released from the Substituted Property, and (B) Borrower has granted to the Subordinate Lender (as defined in the Mortgages) a lien encumbering the Substitution Property.

                  Section 3.4. Letter of Credit. If required pursuant to the Pool B Application (and if Borrower does not elect to provide a certificate of deposit and/or a deposit of cash into escrow as permitted pursuant to the Pool B Application):

                       (a) Borrower shall deliver to Lender a Letter of Credit Agreement (the "Letter of Credit Agreement"), substantially in the form of the Letter of Credit Agreement attached hereto as Schedule V, along with an unconditional, irrevocable Letter of Credit issued by a bank approved by Lender (the "Leasing LC"), which shall be substantially in form and substance as the letter of credit attached to the Letter of Credit Agreement. The Leasing LC shall expire no earlier than January 31, 2004.

                       (b) The total amount of the Leasing LC shall be not less than as required pursuant to the provisions of the Pool B Application.

                                   ARTICLE IV

                                     NOTICES

                  Section 4.1. Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the "Notices") required or permitted to be given under this Agreement must be in writing and
(a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid addressed to the appropriate party at its address as set forth in each of the Mortgages.

         Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower's rejection of delivery; or (iii) three (3) Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or one (1) Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. Applicable Law. This Agreement shall be governed by and shall be construed in accordance with the Laws of the State of California.

                  Section 5.2. Lender's Discretion. Wherever under this Agreement any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender's approval, determination or election will be made in Lender's reasonable discretion unless expressly provided to the contrary.

                  Section 5.3. Unenforceable Provisions. If any provision in this Agreement is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and this Agreement will be construed as though the provision was not contained in this Agreement and the remainder of the Loan Documents will remain in full force and effect.

                  Section 5.4. Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address as set forth in the Article entitled "Notices."

                  Section 5.5. Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements among Borrower, Lender and Trustee relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements among Borrower, Lender and Trustee, except as Borrower, Lender and, if applicable, Trustee may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

                  Section 5.6. No Oral Amendment. This Agreement may not be amended, waived or terminated orally or by any act or omission made individually by Borrower, Lender or Trustee but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

                  Section 5.7. Severability. The invalidity, illegality or unenforceability of any provision of any of this Agreement will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

                  Section 5.8. Time of the Essence. Time is of the essence with respect to Borrower's covenants and obligations herein.

                  Section 5.9. Successors and Assigns. This Agreement and the other Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives and to the extent applicable inure to the benefit of Trustee and its successors, assigns, heirs, administrators, executors, agents and representatives.

                  Section 5.10. Duplicates and Counterparts. Duplicate counterparts of this Agreement may be executed and together will constitute a single original document.

                  Section 5.11. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 5.12. Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 5.13. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  Section 5.14. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge and agree that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents and that Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges and agrees that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender.

                  Section 5.15. Brokers and Financial Advisors. Lender retained Northmarq Capital Inc. (the "Correspondent") to originate and obtain the Loan. Borrower has agreed to pay the Correspondent's fees for originating and obtaining the Loan by separate agreement. Except only the Correspondent, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person, including, without limitation, the Correspondent, that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the payment of the Debt.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                  BORROWER:

                                  CATELLUS DEVELOPMENT CORPORATION,
                                  a  Delaware corporation

                                  BY:      /s/ Michael D. Fisk
                                           -------------------------------------
                                           Michael D. Fisk
                                           Vice President

                                  LENDER:

                                  TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA, a New York corporation


                                  BY:      /s/ Rosemarie J. Wagner
                                           -------------------------------------

                                  Name: Rosemarie J. Wagner
                                  Title: Associate Director


                                                          SCHEDULE I

                        (Individual Properties; First Disbursement Properties, Second Disbursement Properties
                          and Third Disbursement Properties; Allocated Loan Proceeds; Ford Partial Release
                            Property (Section 3.2(a)); Kellogg Partial Release Property (Section 3.2(b))

   Individual        Individual           City          State             First Disbursement             Allocated Loan
  Property No.      Property Name                                         Properties/Second                 Proceeds
                                                                     Disbursement Properties/Third
                                                                     Disbursement Properties/Ford
                                                                           Partial Release
                                                                      Property/Kellogg Partial
                                                                          Release Property
------------------ ---------------- ------------------ --------- --------------------------------------- -------------
B-10               1260 Phoenix          Manteca          CA     Second Disbursement Property / Ford     $18,540,000
                   Drive                                         Partial Release Property
B-11               30059-67 Ahern      Union City         CA     Third Disbursement Property             $4,040,000
B-12               4520 Florence         Denver           CO     First Disbursement Property             $4,680,000
B-13               4730 Florence         Denver           CO     Second Disbursement Property            $5,180,000
B-14               4501 Florence         Denver           CO     Third Disbursement Property             $11,240,000
B-15               10482 E. 49th         Denver           CO     Second Disbursement Property            $5,780,000
                   Avenue

B-16               6225 E. Minooka       Minooka          IL     Second Disbursement Property /          $24,170,000
                   APL Logistics                                 Kellogg Partial Release Property
B-17               715 Theodore        Romeoville         IL     Third Disbursement Property             $11,270,000
                   Court
B-18               10320 Werch          Woodridge         IL     First Disbursement Property             $10,410,000
                   Drive
B-19               10441 Beaudin        Woodridge         IL     First Disbursement Property             $6,240,000
B-20               270 Omega          Shepardsville       KY     Second Disbursement Property            $9,620,000
                   Parkway

B-21               410 W. Trinity                         TX     First Disbursement Property             $9,870,000
                   Blvd.              Grand Prairie
B-22               735 E. Trinity                         TX     Second Disbursement Property            $10,030,000
                   Blvd.              Grand Prairie
B-23               2700 Patriot                           IL     Second Disbursement Property            $12,520,000
                   Blvd.                Glenview
B-24               555 Dividend                           TX     Second Disbursement Property            $8,720,000
                   Drive                 Coppell
B-25               11080 Circle        Westminster        CO     First Disbursement Property             $14,570,000
                   Point Road

The amounts set forth above as Allocated Loan Proceeds for the Second Disbursement Properties and the Third Disbursement Properties shall be revised as agreed by Lender and Borrower prior to disbursement of the Second Disbursement.

                                   SCHEDULE II

                             (Use of Loan Proceeds)


                                           Pool B

                                      NET CASH SUMMARY

        PROPERTY          %       MAJOR             LOAN        SQ.FT.   LOAN/   FUNDING   LENDER   Est.LOAN    PREPAYMENT
                          LEASED  TENANTS          AMOUNT                SQ.FT.     DATE             BAL. @            FEE
                                  EXPIRATION                                                         FUNDING
------  --------------   -------  -------------- ----------   -------  -------   ------- ---------- ---------   ----------

B-21    410 W. Trinity      100%  APL Logistics  $9,870,000   422,622  $23.35     Mar-02   Aegon    9,268,659      115,858
        Blvd.                     Sep-03
        Grand Prairie,

        TX

B-18    10320 Werch Dr.     100%  Central        $10,410,000  396,489  $44.76     Mar-02    BofA    8,970,000            0
        Woodridge, IL             American
                                  Jun-09

B-19    10441 Beaudin       100%  Metro Exhibit  $6,240,000   167,529  $37.25     Mar-02  Bank One  5,171,617            0
        Blvd.                     Oct-11
        Woodridge, IL

B-10    1260 Phoenix Dr.    100%  Ford Motor     $18,540,000  608,400  $30.47     Jul-02  Catellus  17,362,000           0
        Manteca, CA               Company
                                  Apr-12

B-17    715 Theodore        100%  APL Logistics  $11,270,000  421,361  $26.75     Sep-02  Comerica  10,596,000           0
        Court                     Apr-07
        Woodridge, IL

B-16    6225 E. Minooka     100%  Kellogg's USA  $24,170,000 1,034,200 $23.37    Jul-02*  Comerica  18,349,000           0
        Minooka, IL               Jul-14

B-11    30059-67 Ahern      100%  Anixter Bros.  $4,040,000   105,408  $38.33    Sep-02*  Pru       2,679,658            0
        Drive                     Sep-04                                                  Express
        Union City, CA

B-22    735 W. Trinity       27%  Lagasse        $10,030,000  398,364  $25.18     Jul-02  Comerica  7,288,000            0
        Blvd.                     May-06
        Grand Prairie,

        TX

B-12    4520 Florence        65%  Colorado       $4,680,000    89,739  $50.70     Mar-02  Comerica  3,552,000            0
        St. (D5)                  Health
        Denver, CO                Mar-09

B-20    270 Omega Pkwy.       0%  Spec.          $9,620,000   382,889  $25.12     Jul-02  Comerica  6,191,000            0
        Louisville, KY

B-24    555 Dividend Dr.     50%  Brinks         $8,720,000   101,743  $85.71     Jul-02    WaMu    6,058,000            0
        Coppell, TX               Mar-07

B-25    11080 Circle         48%  CSG Systems    $14,570,000  150,873  $96.57     Mar-02  Comerica  14,409,000           0
        Point Rd.                 Oct-08
        Westminster, CO

B-23    2700 Patriot          0%  Spec.          $12,520,000  112,212  $111.57    Jul-02  Comerica  9,081,000            0
        Blvd.
        Glenview, IL

B-13    4730 Florence       100%  Keebler        $5,180,000   134,552  $36.34     Jul-02  Comerica  4,171,000            0
        St. (C5)                  (Kellogg)
        Denver, CO                May-07

B-14    4501 Florence        64%  Ford Motor     $11,240,000  314,500  $33.74     Sep-02  Comerica  8,924,000            0
        St. (E1)                  Company
        Denver, CO                Nov-12

B-15    10482 49th Ave.       0%  Spec.          $5,780,000   147,700  $39.13     Jul-02  Comerica  4,347,000            0
        (C1)

        Denver, CO
        -----------------                        ----------- --------- -------                      ---------- ------------
        Total Pool B       75.8%                $166,880,000 4,988,581 $35.09                       136,417,934    115,858

        TOTAL POOL A & B                        $268,660,000                                        213,146,223    228,346
------- ----------------- ------- -------------- ----------- --------- ------- ---------- --------- ---------- ------------




        PROPERTY         ACCELERATON   Est. COSTS  Est. LEASING   SUBTOTAL    NET CASH
                                  10%  TO COMPLETE  COMMISSIONS

------  --------------   ------------  ----------- ------------ ------------ -----------
B-21    410 W. Trinity        926,866            0            0  10,311,383  (441,383)
        Blvd.
        Grand Prairie,

        TX

B-18    10320 Werch Dr.       897,000            0            0   9,867,000   543,000
        Woodridge, IL


B-19    10441 Beaudin               0      130,000            0   5,301,617   938,383
        Blvd.
        Woodridge, IL

B-10    1260 Phoenix Dr.            0      377,384            0  17,739,384   800,616
        Manteca, CA


B-17    715 Theodore                0            0            0  10,596,000   674,000
        Court
        Woodridge, IL

B-16    6225 E. Minooka             0      125,000      727,000  19,201,000  4,969,000
        Minooka, IL

B-11    30059-67 Ahern              0            0            0   2,679,658  1,360,342
        Drive
        Union City, CA

B-22    735 W. Trinity              0            0            0   7,288,000  2,742,000
        Blvd.
        Grand Prairie,

        TX

B-12    4520 Florence               0    1,344,000      178,000   5,074,000  (394,000)
        St. (D5)
        Denver, CO

B-20    270 Omega Pkwy.             0            0       72,469   6,263,469  3,356,531
        Louisville, KY

B-24    555 Dividend Dr.            0      611,000      260,000   6,929,000  1,791,000
        Coppell, TX

B-25    11080 Circle                0    2,045,000      834,000  17,288,000  (2,718,000)
        Point Rd.
        Westminster, CO

B-23    2700 Patriot                0    2,365,418      618,480  12,064,898   455,102
        Blvd.
        Glenview, IL

B-13    4730 Florence               0      958,000      116,000   5,245,000  (65,000)
        St. (C5)
        Denver, CO

B-14    4501 Florence               0    1,503,000       95,000  10,522,000   718,000
        St. (E1)
        Denver, CO

B-15    10482 49th Ave.             0      604,227      318,479   5,269,706   510,294
        (C1)

        Denver, CO
        ------------------------------ ------------ ------------ ----------- ----------
        Total Pool B        1,823,866   10,063,029    3,219,428  151,640,115 15,239,885

        TOTAL POOL A & B    5,332,475   10,063,029    3,219,428  231,989,501 36,670,499
------- ------------------------------ ------------ ------------ ----------- ----------


-------------------------------------- ------------
Loan Payments                          $218,707,044
Costs to Complete                       13,282,457
Financing Costs                          2,893,350
Excess proceeds for General Corp.       33,777,149
Uses
                                       ------------
TOTAL                                  $268,660,000
-------------------------------------- ------------

                                  SCHEDULE III

                            (Substitution Provisions)

                  The obligations of Lender to agree to a Substitution are subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent (the "Substitution Conditions") no later than the earlier of the date of the Substitution or as otherwise specified:

                  3.3(f).1. Representations and Warranties. The representations and warranties of Borrower and Subsidiaries contained in all of the Loan Documents shall be true and correct in all material respects on and as of the date of the Substitution with respect to the Substitution Property and the ownership thereof with the same effect as if made on and as of such date.

                  3.3(f).2. Deliverables. Borrower shall deliver to Lender the following items, all to be satisfactory to Lender, in its sole discretion, and Borrower hereby acknowledges that Lender's receipt of such items does not constitute Lender's approval of such items:

                  (a) not less than forty-five (45) days before the date of the Substitution, originals or certified copies of all operating agreements, ground leases, reciprocal easement agreements, management agreements and other material agreements affecting each of the Substitution Properties (collectively, the "Property Documents") and copies of all Leases affecting each of the Substitution Properties, together with any short form leases, amendments, addenda, exhibits or assignments thereto, and as soon as practicable after execution thereof, originals or certified copies of all such Property Documents and Leases executed after the initial delivery of such Property Documents and Leases. After Lender's approval, with respect to the Substitution Property, none of the foregoing may be amended prior to the date of the Substitution without Lender's prior written consent;

                  (b) not less than thirty (30) days before the date of the Substitution, two copies of the Borrower's standard form lease for the Substitution Property, which may not be amended prior to the date of the Substitution without Lender's prior written consent;

                  (c) not less than forty-five (45) days before the date of the Substitution, plans and specifications for the Improvements for each of the Substitution Properties, provided, however, Lender's approval of plans and specifications for the Substitution Property shall only be required with respect to Improvements which are less than five (5) years old;

                  (d) not less than forty-five (45) days before the date of the Substitution, a current title report or binder (including the fee underlying any leasehold estate) for the Substitution Property and searches of appropriate UCC records;

                  (e) not less than thirty (30) days before the date of the Substitution, a Survey for the Substitution Property certified to Lender and its title insurer in form acceptable to Lender;

                  (f) not less than thirty (30) days before the date of the Substitution, a pro forma certification of the rent roll for each of the Substitution Property, which shall be revised to include all new and/or amended information arising after the certification was initially certified by Borrower not more than fifteen (15) days and not less than five (5) days before the date of the Substitution;

                  (g) with respect to the Substitution Property, not less than thirty (30) days before the date of the Substitution, evidence satisfactory to Lender that the Substitution Property is covered by Borrower's insurance program as approved prior to the First Disbursement including coverage for terrorism insurance. Borrower shall maintain insurance covering acts of terrorism, provided such insurance is available at commercially reasonable rates (as determined by Lender annually). If Borrower's blanket coverage is provided by multiple insurers, such terrorism coverage shall be included in policies issued for 80% of the coverage amount given by such insurers;

                  (h) not less than ten (10) Business Days before the date of the Substitution, (i) an architect's certificate, in form and content acceptable to Lender, for the Substitution Property, (ii) an original or certified copy of all building permits for the Substitution Property, if required by Lender, and an original or certified copy of the unconditional certificate of occupancy or other unconditional certificate of appropriate governmental authorities having jurisdiction permitting occupancy of the Substitution Property evidencing compliance with all zoning, building and applicable regulations for the Substitution Property, and (iii) a copy of all other consents, permits, licenses, approvals and franchises referenced in Section 3.3(f).4;

                  (i) not less than five (5) days before the date of the Substitution, original tenant estoppel certificates for Leases affecting the Substitution Property, dated not more than thirty (30) days before the date of the Substitution, and original subordination, non-disturbance and attornment agreements, duly executed, acknowledged and delivered by landlord and tenant, for all Leases for more than 15,000 square feet of premises;

                  (j) not more than forty-five (45) days and not less than five
(5) days before the date of the Substitution, original estoppel certificates, dated not more than thirty (30) days before the date of the Substitution, from all parties to Property Documents including, but not limited to, any operating agreements, ground leases, and reciprocal easement agreements affecting the Substitution Property;

                  (k) not less than thirty (30) days before the date of the Substitution, a certified inventory of Fixtures and Personal Property at the Substitution Property;

                  (l) not less than thirty (30) days before the date of the Substitution, copies of bills and assessments for Taxes for each of the Substitution Properties, along with verification of payment of such Taxes for the current tax year and for the previous tax year;

                  (m) not less than fifteen (15) days before the date of the Substitution, a form of opinion prepared by counsel satisfactory to Lender, substantially similar to the form of opinion prepared by counsel to Borrower for the Loan, covering such legal matters as Lender deems appropriate with respect to the Substitution, including due authorization, due execution, enforceability, usury, and due organization and good standing of Borrower and any permitted Subsidiaries, with the original opinion to be signed, dated and delivered to Lender at the date of the Substitution; and

                  (n) from time to time before the date of the Substitution, such other documentation or information as Lender may request in connection with the Substitution, including (i) year-to-date operating statements for each of the Properties and the Substitution Property for the fiscal year in which the date of the Substitution occurs, (ii) operating statements for each of the Properties and the Substitution Property for the prior fiscal year, (iii) capital and operating budgets for each of the Properties and the Substitution Property for the remainder of the fiscal year in which the date of the Substitution occurs and for the next succeeding fiscal year, (iv) such other financial information covering operations of each of the Properties and the Substitution Property as required by Lender, and (v) financial statements of Borrower and the Subsidiaries (to the extent such financial information is then separately prepared).

                  3.3(f).3. Loan Documents. Borrower (and permitted Subsidiaries and CDC, as required by Lender) shall have executed and delivered to Lender loan documents satisfactory to Lender, in its sole discretion, evidencing and securing the Substitution Property and, as affected by the Substitution, the Loan and the Obligations, which shall be substantially in the form of the loan documents delivered to Lender from Borrower for the Loan, as modified to address such issues as are particular to the Substitution Property and/or the Substitution.

                  3.3(f).4. Compliance with Laws. The Substitution Property shall comply with all Laws, including those Laws relating to construction, land use, health, safety and environmental matters. All permits, licenses, approvals and franchises required for the construction, use, operation, occupancy and management of each of the Substitution Property shall have been obtained and be in good standing, and Borrower shall have complied, or caused the Subsidiaries to have complied, with any specific Laws, conditions or requirements applicable to the Substitution Property.

                  3.3(f).5. Appraisals. With regard to each of the Substitution Properties, Lender shall have approved, in its sole discretion, current appraisals of each of the Substitution Properties prepared by an appraiser engaged by Lender. Lender shall provide Borrower with copies of these appraisals provided Borrower executes and delivers a confidentiality and non-reliance letter satisfactory to Lender.

                  3.3(f).6. Physical Conditions Reports. Lender shall have approved a Physical Conditions Report for the Substitution Property.

                  3.3(f).7. Environmental Reports. Lender shall have approved environmental assessment and compliance reports prepared by an independent expert engaged by Lender for the Substitution Property, complying with the requirements set forth in Schedule IV hereto, confirming that (i) no Hazardous Substances are present or are suspected to be present, on, in, under, or above the Substitution Property or any surrounding areas; (ii) no release of Hazardous

Substances from or onto the Substitution Property has occurred, is suspected to have occurred, or is threatened; and (iii) the Improvements on the Substitution Property, the manner of construction thereof, and the use and operation thereof (including use and operation by tenants and other occupants) comply with all Environmental Laws.

                  3.3(f).8. Tax Parcels. The Substitution Property shall consist of one or more tax lots assessed separate and apart from any other property. If the Substitution Property does not consist of one or more tax lots assessed separate and apart from any other property(ies), Borrower shall satisfy Lender, as determined in its sole discretion, that all Taxes for those tax lots (including the Substitution Property) shall be properly reserved and paid.

                  3.3(f).9. Bankruptcy. Borrower, the Subsidiaries, and all entities comprising the foregoing shall be free from bankruptcy and shall be, as determined by Lender in its sole discretion, solvent, both in that: (i) the value of their assets shall exceed their liabilities, and (ii) it is reasonable to conclude that each entity shall be able to pay its debts, including, where applicable, payments required by the Loan Documents, as such become due and payable in the foreseeable future.

                  3.3(f).10. Legal Matters. Lender shall have approved all legal matters and issues arising as a result of the proposed Substitution.

                                   SCHEDULE IV

                       (Environmental Report Requirements)

         (a) The environmental assessment and compliance reports required with respect to each Substitution will be prepared in accordance with the following:

                  (i) a Phase 1 environmental assessment conducted by its Environmental Consultant in accordance with ASTM Standard E 1527 (Standard Practice for Environmental Site Assessment Process);

                  (ii) in the event the Phase I environmental assessment referred to above suggests the presence of hazardous substances on, in, under or about any Substitution Property or any surrounding areas with the potential to impact the Substitution Property, then, in that event Lender, in its sole discretion, may request a Phase 2 environmental assessment conducted by its Environmental Consultant consisting of physical tests of the Substitution Property (such as tests of the soil, water, air and building material samples), the cost of which shall not be subject to any limitation within the Loan Documents; and

                  (iii) such other additional assessments or investigations conducted by the Environmental Consultant as may be necessary to determine compliance with land use and other environmental laws and regulations.

         (b) Borrower will cooperate and use reasonable efforts to cause its tenants to cooperate with the Environmental Consultant in its investigation.

         (c) The environmental assessment and compliance reports will be for Lender's benefit but Borrower will be entitled to a draft and final copy of each report, provided Borrower executes a non-reliance letter satisfactory to lender.

         (d) Neither Lender nor the Environmental Consultant will have any liability or responsibility to Borrower with respect to the contents of the reports, but the Environmental Consultant must be adequately insured or bonded.

         (e) Lender will not be liable or responsible for any damage to Borrower's property resulting from physical testing by an adequately insured or bonded Environmental Consultant or otherwise from the Environmental Consultant's investigation and Borrower will look solely to the Environmental Consultant to reimburse Borrower for any such damage.

         (f) Any wastes resulting from the assessments will be Borrower's property, will be turned over to Borrower and will be stored, transported and disposed of by Borrower or in coordination with Borrower at Borrower's direction in accordance with applicable laws and regulations.

         (g) Borrower's agreements with respect to reliance on the reports and liability or responsibility for the contents of the report and for damage to Borrower's property will be in effect whether or not whether or not the Substitution closes and shall survive the closing of the Substitution and/or the expiration or termination of the Loan Documents.

         (h) Notwithstanding anything contained in paragraph (a)(ii) above, if Lender requires a Phase 2 assessment, Borrower shall have the right by notice given to Lender at least one (one) month prior to the date of the Substitution, to withdraw its request for consent for the Substitution provided Borrower complies with its obligations to pay Lender's costs, expenses and fees as required under the Loan Agreement.

                                   SCHEDULE V

                          (Letter of Credit Agreement)

                           LETTER OF CREDIT AGREEMENT

         This Letter of Credit Agreement (the "Agreement") is made as of this ___ day of _________, 200___, by and among CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("Lender").

                                R E C I T A L S:

A. Lender agreed to loan to Borrower the maximum principal amount of One Hundred Sixty-Six Million Eight Hundred Eighty Thousand and No/100 Dollars ($166,880,000.00) (the "Loan"), in accordance with the terms and conditions of that certain Loan Agreement dated March __, 2002, between Lender and Borrower (the "Loan Agreement"). The Loan is evidenced by a Promissory Note dated March ___, 2002 (the "Note"). The Note is secured by, among other things, those certain Mortgages, encumbering the Properties.

B. In certain circumstances, the Loan Agreement requires that Borrower deliver an unconditional and irrevocable letter of credit in accordance with the terms and conditions of the Loan Agreement. The purpose of this Agreement is to set forth the rights and obligations of the parties hereto with regard to such letter of credit.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency or which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Letter of Credit. Lender has received an unconditional, irrevocable letter of credit in form satisfactory to Lender, payable on clean sight draft through a New York City bank, issued by __________________ or such other bank issuer as approved by Lender (the "Bank") (said letter of credit and all replacements, renewals and extensions thereof as provided in this Agreement, is hereinafter referred to as the "Letter of Credit"), in the amount of __________________, naming Lender as beneficiary, which, subject to the terms and conditions of the Loan Agreement, shall be renewed annually and shall expire not earlier than January 31, 2004. Each year, not later than thirty (30) days before expiration of the then current Letter of Credit, Borrower shall provide Lender with satisfactory written evidence of the annual renewal of the Letter of Credit. A copy of a satisfactory form of said Letter of Credit is attached hereto as Exhibit A.

2. Return of Letter of Credit. Provided no Event of Default exists, Lender agrees to return the Letter of Credit to Borrower upon the execution, occupancy, and commencement of paying rent, by tenants pursuant to lease(s) (the "Lease(s)") expressly approved by Lender, for ninety-three percent (93%) of the aggregate rentable area of the Properties; provided, however, the Lease(s) must meet the following conditions: (i) have a minimum term of five (5) years; (ii) are of market acceptable credit worthiness as approved by Lender which approval shall not be unreasonably withheld; and (iii) provide for a market rent.

3. Reduction of Letter of Credit. Provided no Event of Default exists, with respect to amounts of the Letter of Credit allocated to any Individual Property, as determined by Lender, Lender agrees to reduce the total amount of the Letter of Credit from time to time upon the execution, occupancy, and commencement of paying rent, by tenants pursuant to Lease(s) approved by Lender for that Individual Property provided ninety-three percent (93%) of the aggregate rentable area of that Individual Property is leased pursuant to Lease(s) as required above.

4. Presentment of Letter of Credit. Lender may present the Letter of Credit for payment, in full or in part, upon the occurrence and during the continuation of an Event of Default (as defined in the Loan Agreement). Any such occurrence of an Event of Default as set forth in this paragraph is hereinafter referred to as a "Presentment Event." Borrower expressly covenants and agrees that Lender has the unconditional right to present the Letter of Credit upon the occurrence of a Presentment Event, by clean sight draft and without other documentation, certification or statement. Any failure or delay of Lender to present the Letter of Credit shall not act as a waiver of Lender's right to do so at any time during the continuation of such Presentment Event or constitute a waiver of any default hereunder. Notwithstanding anything to the contrary herein contained, if by December 31, 2003, Borrower has not leased ninety-three percent (93%) of the aggregate rentable area of the Properties, Lender may draw on the remaining portion of the Letter of Credit and apply the proceeds thereof in its sole discretion towards any amounts owing to Lender under the Loan Documents and/or Principal.

5. Application of Proceeds. Upon receipt of the proceeds of the Letter of Credit (the "Proceeds"), Lender shall apply such Proceeds, at its option, either to cure Borrower's default or, upon notice to Borrower if no notice is otherwise required under the Loan Documents, to payment of the outstanding principal balance of the Loan plus accrued unpaid interest and costs thereon.

6. Interference with Payment; Indemnification. Borrower agrees not to interfere in any way with payment by Bank to Lender of the Proceeds of the Letter of Credit, either prior to or following presentment by Lender of the Letter of Credit, regardless of whether any dispute exists between Borrower and Lender as to Lender's right to present the Letter of Credit; provided, however, that such agreement shall not be a waiver of any other right or claim Borrower may have against Lender. Borrower shall be liable to Lender for any loss, cost or expense suffered by Lender as a result of such interference, including, without limitation, any reasonable attorneys' and paralegals' fees and costs. Without limiting the duty to return the Letter of Credit as set forth in Section 2 hereof, no condition or term of this Agreement shall be deemed to render the Letter of Credit conditional upon this Agreement or to justify the issuer of any Letter of Credit in failing to honor a draw upon the Letter of Credit in a timely manner.

7. Security for Borrower's Obligation. Borrower acknowledges and agrees that it is intended that the Letter of Credit is given as security for the performance of the obligations of Borrower under the Loan Documents and the performance of the obligations of Borrower under this Agreement.

8. Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications required or permitted to be given under this Agreement must be in writing and delivered in accordance with the terms and conditions of the Loan Agreement.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10. Time of the Essence. Time is of the essence under this Agreement.

11. Successor and Assigns. This Agreement shall inure to the benefit of and burden the heirs, successors and assigns of Borrower and Lender.

12. Counterparts. This Agreement may be executed in counterparts and each copy of this Agreement to which is attached counterpart signature pages containing the signatures of each of the parties hereto shall be deemed for all purposes to be an executed original of this Agreement.

13. Amendments. Any agreement, hereafter made shall be ineffective to change, modify, amend, waiver, release, discharge, terminate or otherwise effect the abandonment of this Agreement in whole or in part, unless such agreement is in writing and signed by the parties. All recitals and exhibits are incorporated herein and made a part hereof.

14. Attorneys' Fees. Borrower shall pay Lender's reasonable attorneys' fees and all other costs and expenses incurred by Lender in the enforcement of this Agreement or the collection of any sums due hereunder.

                         [NO FURTHER TEXT ON THIS PAGE.]

15. Defined Terms. Defined terms herein shall have the meaning set forth in the Loan Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this day and year first above written.

                                        BORROWER:

                                        CATELLUS DEVELOPMENT
                                        CORPORATION, a Delaware corporation

                                        By:      ______________________________
                                        Name:    ______________________________
                                        Title:   ______________________________

                                        LENDER:

                                        TEACHERS INSURANCE AND
                                        ANNUITY ASSOCIATION OF
                                        AMERICA, a New York corporation

                                        By:      ______________________________
                                        Name:    ______________________________
                                        Title:   ______________________________

                                    EXHIBIT A

                           (FORM OF LETTER OF CREDIT)

                                  Broadway Bank
                              New York, N.Y. 10005

Date:    ___________, 200___

Irrevocable Standby Letter of Credit No. C-0001

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Beneficiary:                        Applicant:
Teachers Insurance and              ABC Company
Annuity Association of America      Lexington Avenue
730 Third Avenue                    New York, N.Y.  10015
New York, N.Y. 10017

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Date and Place of Expiry:           Amount:
__________, 200__                   USD ($___________.00)
New York                            USD _____________ and ___/100 Dollars
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Gentlemen:

On Behalf of ABC Corporation, Lexington Avenue, New York, N.Y. 10015, we hereby establish in your favor our Irrevocable Standby Letter of Credit Number C-0001, valued in the aggregate not to exceed USD ($___________.00), expiring on ______ at our counters located at Broadway, NY, NY 10005.

We hereby agree that demand under this Letter of Credit may be made by presentation of sight draft bearing our reference number, drawn on us at sight, by express mail, overnight delivery or facsimile transmission (Fax #). If demand is made by facsimile transmission on or before the expiration date, the original sight draft will follow immediately by next business day mail, to be delivered to (bank name) located at - Broadway, New York, N.Y. 10005.

We hereby engage with you that all drafts drawn under and in compliance with the terms and conditions of this irrevocable Letter of Credit will be duly honored on delivery of your draft if presented to our counters on our before the expiration indicated herein.

It is a condition of this Letter of Credit that it will be automatically extended for periods of one year from the expiry date thereof, or any future expiration date, unless at least (90) ninety days prior to any expiration date we shall notify you in writing by registered mail that we elect not to consider this letter of credit renewed by any such additional period.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.


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